Exhibit 21

As of 12/31/05

LIST OF SUBSIDIARIES OF CHIRON CORPORATION

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

Cetus Generic Corporation	Delaware, USA
Chiron Partners, Inc.	California, USA
Chiron Alpha Corporation	California, USA
Chiron Properties, Inc.	California, USA
Chiron Delta Corporation	Delaware, USA
Chiron Investment Corporation	Nevada, USA
Chiron Mimotopes U.S.	California, USA
Chiron Redevelopment Corporation	Missouri, USA
Chiron Foreign Sales Corporation	U.S. Virgin Islands
Biocent Insurance Company, Inc.	Hawaii, USA
Chiron AB	Sweden
Chiron Behring Vaccines Private Limited (51%)	India
Chiron Technologies Pty. Ltd.	Australia
Chiron B-1 Limited(1)	Bermuda
Chiron Overseas Holding Co.	Nevada, USA
Sagres Discovery, Inc.	Delaware, USA
MemRex Corporation	Delaware, USA
Prion Solutions, Inc.	California, USA
Chiron B-2 Limited (1)	Bermuda
Chiron Blood Testing (Bermuda) Ltd.	Bermuda
Chiron Vaccines LLC	Delaware, USA
Chiron B.V.	The Netherlands
Chiron Blood Testing B.V.	The Netherlands
AlgoRx Pharmaceuticals Inc. (~4.3%)	Delaware, USA
Bavarian Nordic AS (~3.46%)	Denmark
Chiron Canada ULC/Chiron Canada SRI	Canada
Chiron Healthcare SAS	France
Chiron Limited	Hong Kong
Chiron Vaccines Holdings Limited	United Kingdom
Chiron Pharmaceuticals Limited	United Kingdom
Chiron Vaccines Limited	United Kingdom
Chiron Vaccines Australia Pty Ltd	Australia
EPS Vaccines Limited	United Kingdom
Chiron Technologies Limited	United Kingdom
PowderChek Diagnostics, Inc. (19.9%)(2)	Delaware, USA
Chiron Healthcare Ireland Limited dba “Chiron Ireland”	Ireland
Chiron Blood Testing Pty Ltd	Australia

(1) Chiron B-1 Limited and Chiron B-2 Limited entered into a partnership called Chiron Blood Testing (Bermuda) Ltd. on 12/18/2002; as of 12/31/04, Chiron B-1 holds an 82% partnership interest, and Chiron B-2 holds an 18% partnership interest. Together, the 2 entities jointly own Chiron Blood Testing (Bermuda) Ltd. and the subsidiaries listed thereunder.

(2) Chiron Corporation acquired a minority interest in this privately-held corporation when PowderJect Technologies BV was liquidated as of 12/15/04; shareholding confers no special rights and warrants have no voting power; remaining outstanding shares of PDI are held by PowderJect Technologies, Inc. (PTI) management and outside counsel to PTI.

SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION

PathoGenesis Portugal –Produtos Farmaceuticos, Sociedade Unipessoal Lda.	Portugal
Chiron Iberia S.L.	Spain
Appold Consultadoria E Serviços,Sociedade Unipessoal, Lda	Portugal
Chiron Blood Testing, S.De R.L. de C. V. [Appold-Consultadoria E Servicos (Sociedade Unipessoal), LDA- 75%;Chiron B.V. – 25%]	Mexico
Chiron Holding LLC	Delaware, USA
Chiron Hungary Üzleti Szolgáltató Korlátolt Felelősségű Társaság (aka Chiron Hungary Kft.) or Chiron Hungary Business Services Limited Liability Company (aka Chiron Hungary Ltd)(3)	Hungary
Chiron Vaccines Holding Srl(4)	Italy
Chiron Srl	Italy
Istituto Vaccinogeno Pozzi Srl	Italy
Chiron Funding LLC (0.01%)	Delaware, USA
Chiron Panacea Vaccines Private Limited (50%)	India
Chiron Corp. s.r.o. [ Chiron Vaccines Holding Srl, 75%; Chiron Behring GmbH & Co KG, 25%]	Czech Republic
Chiron Behring Verwaltungsgesellschaft mbH	Germany
Chiron Behring GmbH & Co KG(5)	Germany
Chiron GmbH	Germany
Chiron Biotecnologia Limitada Brazil	Brazil
Rocamadour – Consultadoria e Servicos, Sociedade Unipessoal, Lda	Portugal
Chiron Investment Company Spain, Srl (ETVE)	Spain
Chiron Corporation Limited	United Kingdom
Chiron Italia S.r.l	Italy
Chiron France S.A.S. (formerly S.a.r.l.)	France

(3) Appold holds a 99.4% interest and Chiron Holding LLC holds a 0.6% interest.

(4) Appold holds a 93% interest and Chiron Holding LLC holds a 7% interest.

(5) Effective 08/29/05, 31 Corsa Verwaltungsgesellschaft mbH, Germany merged into Chiron Vacccines International Srl & Co KG, Germany; which in turn, merged into Chiron Berhing GmbH & Co KG.  Post-merger, Chiron Srl holds an 18% partnership interest, and Chiron Vaccines Holding Srl holds an 18.2% interest.